EXHIBIT 10.1




                            Asset Purchase Agreement

                                      Dated

                              As of APRIL 30, 1999

                                  By and among

                    CONSOLIDATED DELIVERY & LOGISTICS, INC.,

                     clayton/national courier systems, inc.,

                             WESTWIND EXPRESS, INC.,
                       LOGISTICS DELIVERY SYSTEMS, INC.,
                         FASTRAK DELIVERY SYSTEMS, INC.
                       AND SIERRA DELIVERY SERVICES, INC.

                                       AND

                                STEVEN S. KEIHNER



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                                TABLE OF CONTENTS


ARTICLE I -  Certain Definitions............................................

Section 1.1. Certain Definitions............................................
Section 1.2. Interpretation.................................................

ARTICLE II - Purchase and Sale of Assets; Assumption of Liabilities;
             Additional Covenants...........................................

Section 2.1. Purchase and Sale of Assets....................................
Section 2.2.      Purchase Price............................................
Section 2.3.      Payment of the Purchase Price.............................
Section 2.4.      Allocation of the Purchase Price..........................
Section 2.5.      Closing...................................................

ARTICLE III - Representations and Warranties of the Sellers
              and the Shareholder...........................................

Section 3.1.      Organization and Qualification of the Sellers.............
Section 3.2.      Authorization.............................................
Section 3.3.      Non-contravention.........................................
Section 3.4.      No Consents...............................................
Section 3.5.      The Purchased Assets......................................
Section 3.6.      Personal Property.........................................
Section 3.7.      Real Property.............................................
Section 3.8.      Predecessor Status........................................
Section 3.9.      Employment Matters; No Collective Bargaining Agreement....
Section 3.10.     Financial Statements......................................
Section 3.11.     Absence of Certain Developments...........................
Section 3.12.     Governmental Authorizations; Licenses.....................
Section 3.13.     Litigation................................................
Section 3.14.     Undisclosed Liabilities...................................
Section 3.15.     Taxes.....................................................
Section 3.16.     Insurance.................................................
Section 3.17.     Environmental Matters.....................................
Section 3.18.     Proprietary Rights........................................
Section 3.19.     Material Customers, Contracts and Commitments.............
Section 3.20.     Accounts Receivable.......................................
Section 3.21.     Books and Records.........................................
Section 3.22.     Brokers...................................................
Section 3.23.     Net Worth of the Seller...................................
Section 3.24.     Affiliates................................................
Section 3.25      Year 2000.................................................
Section 3.26.     Full Disclosure...........................................

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ARTICLE IV - Representations and Warranties of the Purchaser and CDL........

Section 4.1.      Organization..............................................
Section 4.2.      Authorization.............................................
Section 4.3.      Non-contravention.........................................
Section 4.4.      No Consents...............................................
Section 4.5.      Brokers...................................................
Section 4.6.      SEC Documents.............................................
Section 4.7       CDL Stock.................................................
Section 4.8       Independent Investigation.................................
Section 4.9       Full Disclosure...........................................

ARTICLE V - Covenants and Agreements........................................

Section 5.1.      Closing Documents.........................................
Section 5.2.      Taxes.....................................................
Section 5.3.      Change of Name............................................
Section 5.4.      Non-Competition and Confidentiality Agreement.............
Section 5.5.      Best Efforts; Further Assurances..........................
Section 5.6.      Employment Matters........................................
Section 5.7.      Audited Financial Statements of the Sellers...............
Section 5.8.      Access and Information....................................
Section 5.9.      Collection of Accounts Receivable by the Purchaser........
Section 5.10      Securities Law Matters....................................
Section 5.11      Restrictions on Transfer..................................
Section 5.12      Lock Up of CDL Stock......................................
Section 5.13      Purchase of Vans..........................................

ARTICLE VI - Deliveries at Closing..........................................

Section 6.1.      Deliveries by the Shareholder and the Sellers.............
Section 6.2.      Deliveries by CDL and Purchaser...........................

ARTICLE VII - Survival of Representations and Warranties; Indemnification...

Section 7.1.      Survival of Representations and Warranties................
Section 7.2.      Indemnification...........................................
Section 7.3.      Procedures for Third Party Claims.........................
Section 7.4.      Procedures for Inter-Party Claims.........................
Section 7.5.      Right of Set-Off..........................................
Section 7.6       Certain Limitations.......................................

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ARTICLE VIII - Miscellaneous................................................

Section 8.1.      Notices. .................................................
Section 8.2.      Expenses. ................................................
Section 8.3.      Governing Law; Consent to Jurisdiction. ..................
Section 8.4.      Assignment; Successors and Assigns; No Third Party Rights.
Section 8.5.      Counterparts. ............................................
Section 8.6.      Titles and Headings. .....................................
Section 8.7.      Entire Agreement. ........................................
Section 8.8.      Amendment and Modification. ..............................
Section 8.9.      Public Announcement. .....................................
Section 8.10.     Waiver. ..................................................
Section 8.11.     Severability..............................................
Section 8.12.     No Strict Construction. ..................................


                                    Schedules

Schedule 1.1AL        Assumed Liabilities
Schedule 1.1EA        Excluded Assets
Schedule 1.1PA        Purchased Assets
Schedule 1.1PP        Prepayments
Schedule 3.1          Foreign Qualification
Schedule 3.3          Contravention of Agreements
Schedule 3.4          Consents
Schedule 3.6          Encumbrances
Schedule 3.6V         Vehicles and Vehicle Liens
Schedule 3.8          Predecessor Names
Schedule 3.9          Employee List
Schedule 3.10         Financial Statements
Schedule 3.11         Certain Developments
Schedule 3.12         Authorizations
Schedule 3.13         Litigation
Schedule 3.16         Insurance Policies
Schedule 3.17         Environmental Matters
Schedule 3.18         Proprietary Rights
Schedule 3.19         Material Customers, Contracts and Commitments
Schedule 3.20         Accounts Receivable
Schedule 4.1          Good Standing Exceptions

                                    Exhibits

Exhibit A         Allocation of Purchase Price
Exhibit B         Form of Notes
Exhibit C         Form of Employment Agreement

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                            ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT ("Agreement"), dated as of April 30, 1999, by and among CONSOLIDATED DELIVERY & LOGISTICS, INC., a Delaware corporation ("CDL"), CLAYTON/NATIONAL COURIER SYSTEMS, INC., a Missouri corporation (the "Purchaser"), WESTWIND EXPRESS, INC. ("Westwind"), LOGISTICS DELIVERY SYSTEMS, INC., FASTRAK DELIVERY SYSTEMS, INC. ("Fastrak") and SIERRA DELIVERY SERVICES, INC., each a California corporation (collectively, the "Sellers"), and STEVEN S. KEIHNER (the "Shareholder").

                              W I T N E S S E T H:

          WHEREAS,  prior to the date  hereof,  the Sellers  have engaged in the
ground  courier  and  small  package  express  delivery   business  and  related
operations (the "Business"); and

          WHEREAS, the Sellers desire to sell and transfer to the Purchaser, and the Purchaser desires to purchase and assume from the Sellers, certain assets and scheduled liabilities relating to the Business, all as more specifically provided herein; and

          WHEREAS, the Purchaser is a wholly owned subsidiary of CDL; and

          WHEREAS, the Shareholder is the sole shareholder of each of the Sellers;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties and covenants contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               Certain Definitions

          Section 1.1. Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

          "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

          "Agreement" means this Asset Purchase Agreement.

          "Assumed Liabilities" means only the following liabilities: the obligations of the Sellers arising after the Closing Date under those agreements, leases and other contracts of the Sellers related to the Business which are listed on Schedule 3.19 or Schedule 1.1AL. No other liabilities are to be assumed by the Purchaser.

          "Authorizations"  has the  meaning  ascribed  to such term in  Section
3.12.

          "Business" has the meaning ascribed to such term in the first recital to this Agreement.

          "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks in New Jersey and California are open for the general transaction of business.

          "CDL Stock" has the meaning ascribed to such term in Section 2.3.

          "Closing" has the meaning ascribed to such term in Section 2.5.

          "Closing Date" has the meaning ascribed to such term in Section 2.5.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Customer List" has the meaning ascribed to such term in Section 3.19.

          "Damages" has the meaning ascribed to such term in Section 7.2.

          "Division" has the meaning ascribed to such term in Section 2.3.

          "EBIT" means earnings before interest and taxes, computed in accordance with GAAP, except that, for purposes of Section 2.3, (1) EBIT will be reduced by CDL's corporate overhead charges, but such charge shall not exceed the amount of expenses which the Sellers would have been expected to expend (absent this transaction) during the relevant periods on business functions assumed by CDL, (2) if CDL acquires any business of a courier or delivery company unaffiliated with CDL which is incorporated into the Division after the Closing Date, the parties agree to negotiate in good faith to adjust the EBIT targets set forth in Section 2.3 to take into account the projected EBIT of those acquired business during the relevant period and (3) EBIT shall not be effected by CDL's existing operations on the West Coast, whether or not managed by the Shareholder after the date hereof. To the extent that, on an aggregate basis, CDL requires the Division to incur, on an aggregate basis, incremental net expenses in connection with the Division's supervision of the operation of CDL's West Coast operation, such incremental expenses will be deducted before the Division's EBIT is determined. Further, if CDL were to require a change in operations that affects the Division's expense profile positively or negatively, the effects of that change will be eliminated in computing the Division's EBIT. For example, if the Division were required to lease vehicles rather than purchase vehicles after the Closing, EBIT would nonetheless be determined as if the vehicles had been purchased. By way of example of clause (1) above, if the only current business function of the Sellers performed by CDL after the Closing was an accounting function, and if absent this transaction, it is projected that

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the  Sellers  would  have  spent  $10,000  in 1999 and  $11,000 in 2000 for such accounting function, then the maximum overhead expense for which the Division's, EBIT could be charged hereunder would be $10,000 in 1999 and $11,000 in 2000.

          "Employment  Agreement"  has the  meaning  ascribed  to  such  term in
Section 5.6.

          "Encumbrances" has the meaning ascribed to such term in Section 3.3.

          "Environmental Laws" means any federal, state and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any Governmental Authority, (x) relating to pollution (or the investigation or cleanup thereof or the filing of information with respect thereto), human health or the protection of air, surface water, ground water, drinking water supply, land (including land surface or subsurface), plant and animal life or any other natural resource, or (y) concerning exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of Regulated Substances, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Solid Waste Disposal Act (including the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984), the Toxic Substances Control Act, the Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act of 1970, each as amended and as now in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Regulated Substance.

          "Excluded Assets" means including, without limitation, those prepaid taxes or government fees relating to vehicles or otherwise, security and bond deposits, prepaid insurance premiums, prepaid supplier expenses and any other prepaid expenses listed on Schedule 1.1PP (the "Prepayments"), all cash and cash equivalents, accounts receivable from services rendered by the Sellers prior to the Closing Date, tax refunds, notes due to the Company from the Shareholder, insurance policies (and the cash value thereof), and the items of personalty listed on Schedule 1.1EA which are not necessary for operation of the Business.

          "Excluded Liabilities" means any and all liabilities or obligations of the Sellers or of the Affiliates of the Sellers, of any kind or nature, whether or not relating to the Business or the Purchased Assets, and whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, arising out of events or transactions or facts occurring on, prior to, or after the Closing Date, other than specifically identified Assumed Liabilities, but specifically including as Excluded Liabilities trade and other accounts payable arising or existing on or prior to the Closing Date, accrued wages and employee benefits, all tax liabilities incurred or accrued through and including the Closing Date (excluding Transfer Taxes to be paid by Purchaser pursuant to Section 5.2), all amounts due to the Shareholder, any Affiliate of the

Shareholder or any related party, all expenses of this transaction (including legal and accounting fees associated with the audit of the fourth quarter of 1998 of Sellers as described in Section 5.7) and all liabilities arising out of or related to events on or prior to the Closing Date.

          "Financial  Statements"  has the  meaning  ascribed  to  such  term in
Section 3.10.

          "GAAP" means generally accepted accounting principles as in effect in the United States on the date of this Agreement.

          "Governmental Authority" means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

          "Indemnified Party" has the meaning ascribed to such term in Section 7.2.

          "Indemnifying Party" has the meaning ascribed to such term in Section 7.2.

          "Knowledge"  means the collective  knowledge,  without any independent
investigations,   of  the  officers  and  directors  of  the  party  making  the representation.

          "Material Adverse Change" means an adverse change or series of related adverse changes involving more than $50,000 in the Business or in the financial condition, results of operations or prospects (financial and other) of the Seller or the Purchased Assets.

          "Notes" mean collectively the Two Year Note and the Three Year Note. "Two Year Note" means those 7% subordinated unsecured promissory notes of CDL in the aggregate principal amount of $1,200,000 due April 30, 2001 and "Three Year Note" means those 7% subordinated unsecured promissory notes of CDL in the aggregate principal amount of $480,000 due April 30, 2002, each in the form attached hereto as Exhibit B.

          "Permitted Encumbrances" means purchase money security interests or liens under capitalized leases of vehicles used in the Business, in each case affecting only the specific vehicles purchased or leased and listed on Schedule 3.6V.

          "Person" means an individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Proprietary Rights" has the meaning ascribed to such term in the definition of "Purchased Assets" in this Section 1.1.

          "Purchase Price" has the meaning ascribed to such term in Section 2.2.

          "Purchased Assets" means all of the right, title and interest in and to all assets used in the conduct of the Business, other than the Excluded Assets, wherever located, whether tangible or intangible (including, without limitation, goodwill). Except for Excluded Assets, the Purchased Assets include, without limitation, the following:

          (a) the Customer List;

          (b) all rights of the Sellers, if any, to transact business with the current, former or future customers on the Customer List, all contract or other rights, if any, under franchise, license or written agency agreements, to the extent assignable, and all rights under any executory contract, agreement or purchase order form, or marketing contracts, transportation services agreements, supplier and customer contracts, all of which are listed on Schedule 3.19 or
Schedule 1.1AL (and which schedules shall include all contracts with Airborne Express and Burlington Air Express Global);

          (c) the machinery and equipment (including spare parts) and business machines, automobiles, trucks, trailers, fork-lift trucks, and other vehicles, furniture, fixtures, office equipment, leasehold improvements, supplies, capital improvements in process, tools and all other tangible personal property employed in the conduct of the Business or owned by the Seller, including the vehicles listed on Schedule 3.6V and the machinery, equipment and furniture listed on
Schedule 1.1PA;

          (d) all computer hardware, software, to the extent transferable, and operating equipment;

          (e) all inventories, including, supplies and packaging and shipping materials (the "Inventory");

          (f)  to  the  extent  transferable,   all  authorizations,   consents,
approvals, licenses, orders, permits, operating agreements, exemptions of, filings or registrations with, any Governmental Authority, excluding any tax refunds;

          (g) all patents, patent registrations, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, trade names, copyrights, copyright registrations, copyright applications, trade names, logos, technology, inventions, computer software, data and documentation (including electronic media), product drawings, trade secrets, know-how, customer lists, processes, other intellectual property and proprietary information or rights used in the conduct of the Business; and permits, licenses or other agreements to or from third parties regarding the foregoing (the "Proprietary Rights");

          (h) all telephone and facsimile numbers (including but not limited to 1-800-FASTRAK), and all email addresses and domain names, in the name of the Sellers or used in the Business; and

          (i) all other assets used in the conduct of the Business, whether or not reflected on the books and records of the Sellers, including without limitation, the Business as a going concern, its goodwill and franchises, its rights, if any, to insurance proceeds with respect to the Purchased Assets listed on Schedule 3.6V or Schedule 1.1PA (or necessary to compensate CDL or the Purchaser for any loss with respect to the Purchased Assets or the Business which CDL or the Purchaser would otherwise suffer), its restrictive covenants and obligations of present and former employees, agents, representatives, independent contractors and others, all books, records, files and papers relating to, or necessary to the conduct of, the Business, including without limitation, operating and training manuals, computer programs (to the extent transferable), manuals and data, catalogs, quotations, bids, sales and promotional materials, correspondence, trade association memberships (to the extent transferable), research and development records, prototypes and models, lists of present and former suppliers, customer credit information, customers' pricing information, business plans, studies and analyses, whether prepared by the Sellers or a third party, relating to the Business, books of account, accounting records and other records relating to the Business.

          "Regulated Substances" means pollutants, contaminants, hazardous or toxic substances, compounds or related materials or chemicals, hazardous materials, hazardous waste, flammable explosives (including, but not limited to radon, radioactive materials, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls), medical waste or by-products, petroleum and petroleum products (including, but not limited to, waste petroleum and petroleum products) as regulated under applicable Environmental Laws.

          "SEC" means the Securities and Exchange Commission.

          "SEC Documents" has the meaning ascribed to such term in Section 5.10.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Seller's Accountants" means Gumbiner, Savett, et al.

          "Survival  Period"  has the  meaning  ascribed to such term in Section
7.1.

          "Third Party Claim" has the meaning ascribed to such term in Section 7.3.

          "Working Capital" means current assets less current liabilities, as defined in GAAP.

          Section 1.2. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.

                                   ARTICLE II

          Purchase and Sale of Assets; Assumption of Liabilities; Additional Covenants

          Section 2.1. Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, at the Closing (as defined in Section 2.5), the Sellers shall sell, assign, transfer, convey and deliver to the Purchaser all of the Sellers' right, title and interest in and to the Purchased Assets and the Purchaser shall purchase such Purchased Assets from the Sellers and assume the Assumed Liabilities. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT WITH RESPECT TO THE ASSUMED LIABILITIES, THE PURCHASER IS NOT ASSUMING, NOR SHALL IT IN ANY MANNER BECOME LIABLE FOR, ANY LIABILITIES OR OBLIGATIONS OF ANY KIND OR NATURE WHATSOEVER OF THE SELLERS OR THEIR AFFILIATES, INCLUDING BUT NOT LIMITED TO THE EXCLUDED LIABILITIES.

          Section 2.2. Purchase Price. The aggregate purchase price (the "Purchase Price") to be paid by the Purchaser for the Purchased Assets shall be $4,330,000 plus 149,533 shares of CDL's Common Stock (with a value of $480,000 based on the average closing price of the CDL Stock on the American Stock Exchange for the 30 days ended April 23, 1999) plus the amounts set forth in
Section 2.3(b). All amounts payable to the Sellers hereunder shall be paid to them jointly and severally and allocated among them in accordance with Exhibit A.

          Section 2.3. Payment of the Purchase Price. (a) On the Closing Date, the Purchaser shall pay the Sellers the Purchase Price by delivery of:

               (i) a check or wire transfer in the sum of $2,650,000;

               (ii) the Two Year Note in the principal amount of $1,200,000 and the Three Year Note in the principal amount of $480,000; and

               (iii) irrevocable instructions to CDL's transfer agent to issue to Seller 149,533 shares of common stock of CDL, $.001 par value ("CDL Stock").

          (b)(i) 1999 Earn Out. On or before June 15, 2000, CDL shall determine the EBIT of the former business of the Sellers (the "Division") for the period May 1, 1999 through April 30, 2000 and deliver to the Sellers a written calculation of such EBIT and the applicable earn out payment. If such EBIT equals or exceeds $1,000,000, CDL shall pay to the Sellers in the aggregate not later than 5 days after such date an earn out payment equal to $350,000. If such EBIT is less than $1,000,000 but exceeds $950,000, CDL shall pay to the Sellers in the aggregate an earn out payment equal to $315,000. If such EBIT is $950,000 or less, no earn out shall be due.

               (ii) 2000 Earn Out. On or before June 15, 2001, CDL shall determine the EBIT of the Division for the period May 1, 2000 through April 30, 2001 and deliver to the Sellers a written calculation of such EBIT and the applicable earn out payment. If such EBIT equals or exceeds $1,050,000, CDL shall pay to Sellers in the aggregate not later than 5 days after such date an earn out payment equal to $350,000. If such EBIT is less than $1,050,000 but exceeds $1,000,000, CDL shall pay to Sellers in the aggregate an earn out payment equal to $315,000. If such EBIT is $1,000,000 or less, no earn out shall be due.

               (iii) CDL shall cause the books and records of the Division to be maintained as a separate profit center during each earn out measurement period, so that any amounts due as earn out payments pursuant to this Section can be determined. The EBIT for each measurement period shall be determined in accordance with GAAP consistently applied and consistent with CDL's regular audited financial reports required to be provided with its SEC filings except as set forth in the EBIT definition. For the purpose of determining EBIT for the Division, it is understood and agreed that both CDL and the Sellers depreciate new vehicles over 5 years and used vehicles over 3 years.

               (iv) The Purchaser shall calculate each Earn Out and provide the Sellers with the basis for its calculation. If the Sellers disagree in writing with Purchaser's calculation within 30 days of delivery of such calculation by Purchaser to the Sellers, and if the Purchaser and the Sellers are unable to agree in good faith on the calculation of either earn out within 15 days of the Sellers' delivery to Purchaser of the written objection to the earn out calculation, then all matters in dispute shall be referred to a nationally recognized public accounting firm upon which the Purchaser and the Sellers mutually agree in writing (the "CPA Firm"), within 15 days thereafter. The CPA Firm shall, acting as experts and not as arbitrators, determine all matters in dispute and report thereon to the Purchaser and the Sellers within ten (10) Business Days from the date such matters are referred to it, or such other period of time (not to exceed 20 Business Days) as the CPA Firm shall determine that it needs to render its report, and such report shall be final and binding on the parties hereto, and the Purchaser shall deliver to the Sellers any additional earn out payment due as determined by the CPA Firm within five days of the date of the determination of the CPA Firm. The fees and expenses of the CPA Firm shall be paid half by the Shareholder and half by the Purchaser. All earn out payments shall be allocated among the Sellers or their assignees in accordance with Exhibit A.

               (v) Any amounts due pursuant to the earn out provisions shall be paid 60% in cash and 40% in one year promissory notes bearing interest at a rate of 7% per annum having similar terms (aside from duration) as Exhibit B.

          (c) Within 30 days after the Closing Date, the Purchaser shall reimburse the Sellers for the Prepayments listed on Schedule 1.1PP (with Purchaser thereafter entitled to the return of all or any part of such deposits in accordance with the terms of any agreements under which the deposits were required).

          Section 2.4. Allocation of the Purchase Price. The Purchase Price shall be allocated among the Purchased Assets and among the Sellers as set forth in Exhibit A hereto. The Purchaser, CDL, the Shareholder and the Sellers shall each use such allocation in filing their respective Internal Revenue Service Form 8594s and any other tax filings.

          Section 2.5. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place by exchange of facsimile signed documents or at the offices of CDL at 380 Allwood Road, Clifton New Jersey 07012 on April [30], 1999 at 11:00 a.m., effective as of 11:59 p.m. on that date, or at such other time and date thereafter as the Purchaser, CDL, the Sellers and the Shareholder may mutually agree, which date and time shall be referred to as the "Closing Date".

                                   ARTICLE III

        Representations and Warranties of the Sellers and the Shareholder

          The Sellers and the Shareholder jointly and severally represent and warrant to the Purchaser and CDL as follows:

          Section 3.1. Organization and Qualification of the Sellers. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to own or lease its property and assets and to carry on the Business as presently conducted, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such Seller is currently conducting the Business or where the failure to be so qualified and in good standing would not reasonably be expected to result in a Material Adverse Change. Each state in which each Seller conducts the Business is listed on
Schedule 3.1. The Shareholder is the sole shareholder of each Seller. No Seller has any subsidiary corporations.

          Section 3.2. Authorization. (a) Each Seller has full corporate power and authority, to execute and deliver this Agreement, the instruments of transfer and other documents related thereto and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. Each of this Agreement and each such instrument of transfer has been or, at the time of delivery and execution will be, duly authorized, executed and delivered by the Sellers constitutes or, at the time of delivery will constitute, a valid and binding agreement of the Sellers, enforceable against the Sellers in accordance with its terms.

          (b) The Shareholder has the capacity to execute and deliver this Agreement and the other documents to be delivered by the Shareholder pursuant to this Agreement and to perform his respective obligations hereunder and thereunder. The Shareholder is not under any impairment or other disability, legal, physical, mental or otherwise, that would preclude or limit the ability of the Shareholder to perform his obligations hereunder or thereunder. This Agreement and each instrument of transfer to be delivered in connection herewith constitutes or, at the time of delivery and execution will constitute, a valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms.

          Section  3.3.  Non-contravention.  Except  as  otherwise  set forth in
Schedule 3.3, neither the execution and delivery of this Agreement or the instruments of transfer nor the performance by the Sellers and the Shareholder of their respective obligations hereunder and thereunder will (i) contravene any provision contained in the Sellers' Articles of Incorporation or By-laws, true copies of which previously have been delivered to the Purchaser and CDL, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any Governmental Authority, in each case to which the Seller or the Shareholder is a party or by which either is bound or to which any of their respective assets or properties are subject, (iii) result in the creation or imposition of any lien, claim, charge, mortgage, pledge, security interest, equity, restriction or other encumbrance (collectively, "Encumbrances") on any of the Sellers' assets or properties, or (iv) result in the acceleration of, or permit any Person to accelerate or declare due and payable prior to its stated maturity, any liability of Sellers.

          Section 3.4. No Consents. Except as set forth in Schedule 3.4, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Seller or the Shareholder and the assignment of the benefits of any material agreements of the Seller to the Purchaser.

          Section 3.5. The Purchased Assets. The Purchased Assets constitute all of the rights, properties and assets which are necessary for the conduct of the Business. No third party (including any Affiliate) owns or has any interest by lease, license or otherwise in any of the Purchased Assets.

          Section  3.6.  Personal  Property.  Except as  otherwise  set forth in
Schedule 3.6, the Sellers have good and marketable title to (or valid leasehold or contractual interests in) all personal property comprising the Purchased Assets, free and clear of any Encumbrances, except for Encumbrances listed on Schedules 3.6V and 1.1AL. Schedule 3.6V lists each vehicle being transferred and loan or financing agreements applicable to any such vehicles. All machinery, equipment, furniture, fixtures and other personal property used in the Business and included in the Purchased Assets are in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) with no defects that could reasonably cause a Material Adverse Change in the aggregate. The Sellers represent that none of them do business as Military Bus Express, Inc. and that none of the Purchased Assets are subject to any of the following Encumbrances: (a) UCC-1 financing statement No. 9621360571 filed with the State of California on July 29, 1996; (b) UCC-1 financing statement No. 9733960806 filed with the State of California on December 1, 1997; (c) UCC-1 financing statement No. 9804861086 filed with the State of California on February 9, 1998; and (d) California state tax lien UCC-1 financing statement No. 9823261045 filed on August 18, 1998.

          Section 3.7. Real Property. The Sellers do not own any real property or real estate. The Seller has previously delivered to the Purchaser and CDL true and complete copies of its real property leases for its Business premises located at 3709 Old Conejo Road, Newbury Park, California and 41770 Twelfth Street West, Palmdale, California (the "Leased Real Property") which are its only leased real estate. The Sellers are not in default of any of their material obligations under such leases. To the Knowledge of the Sellers, the landlords under such leases also are not in default of any material obligations under such leases. The Sellers have received any and all consents necessary to assign such leases to the Purchaser and have given all required notifications. The Sellers collectively have valid leasehold interests in the Leased Real Property, free and clear of all Encumbrances. To Sellers' Knowledge, all plants, structures and buildings leased by the Sellers are in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear).

          Section 3.8. Predecessor Status. Set forth in Schedule 3.8 is a listing of all names of all predecessor companies of the Sellers, including the names of any entities from whom within the last five years the Sellers previously acquired significant assets. The Sellers have never been a subsidiary or division of another corporation or a part of any acquisition which was later rescinded. Set forth on Schedule 3.8 is a listing of each business name used by the Sellers and its predecessors and by any companies acquired by or merged into it, and each state and county in which any such trade name is registered, if any.

          Section 3.9. Employment Matters; No Collective  Bargaining  Agreement.
(a) The Sellers have no employee benefit plans of any kind or nature (including but not limited to plans under ERISA) except for those listed in Schedule 3.9. The Purchaser and CDL shall have no obligation under or related to any such plan to any employee of the Seller hired by the Purchaser. There are no employment or compensation agreements with any employees of the Sellers which require extraordinary payments other than salary and benefits consistent with past practices. All employees of the Sellers are employees-at-will. All vacation pay accrued before April 30, 1998 and other employee benefits due to the Sellers' employees have been paid in full.

          (b) No employees of the Sellers have been, or are currently represented by, any labor union or covered by any collective bargaining agreement nor, to the best of the Shareholder's or the Sellers' knowledge, is any organization campaign to establish such representation in progress. There is no pending or, to the Shareholder's or the Sellers' knowledge, threatened labor dispute involving the Sellers, the Sellers have not experienced any labor interruption, strike, slowdown, picketing, work stoppage or other labor dispute over the past three years, nor has any application or complaint about any of the Sellers been filed by an employee or any union with the National Labor Relations Board or any comparable state or local agency since inception. No Seller is bound by nor subject to (and none of their assets or properties are bound by or subject to) any arrangement with any labor union.

          (c) Schedule 3.9 contains a true and complete list of the employees currently employed by each Seller, indicating the title or position of each and the current compensation payable by each Seller to each employee.

          Section 3.10. Financial Statements. Set forth on Schedule 3.10 are (i) a true and complete copy of the Sellers' audited balance sheets as of December 31, 1997 and September 30, 1998 and the related audited statements of earnings and cash flows for the periods then ended, with notes thereto, audited by the Sellers' Accountants, and (ii) a true and complete copy of the Sellers' unaudited balance sheet as of December 31, 1998 and March 31, 1999 and the related unaudited statements of earnings and cash flows for the respective three
(3) month periods then ended,  certified by the Sellers' chief financial officer

(collectively, the "Financial Statements"). The audited Financial Statements have been prepared in conformity with GAAP, applied on a consistent basis throughout the respective periods and all Financial Statements present fairly the financial condition and results of operations of the Sellers as of and for the periods included therein.

          Section 3.11. Absence of Certain Developments. Except as contemplated by this Agreement and as set forth in Schedule 3.11, since December 31, 1998, there has not been any Material Adverse Change, or any development which could reasonably be expected to result in a prospective Material Adverse Change. Except as set forth in Schedule 3.11, since December 31, 1998, the Sellers have conducted the Business in the ordinary and usual course consistent with past practices, have used their commercially reasonable best efforts to preserve and protect its assets and to preserve their existing business and organization and their relations with its employees, customers, suppliers and others with whom they have a business relationship and have not (i) sold, leased, transferred or otherwise disposed of any of the material assets of the Business to any Person, including, without limitation, the Shareholder (other than dispositions in the ordinary course of business consistent with past practices), (ii) breached, terminated or amended in any material respect any contract or lease to which any Seller is a party or to which any of them is bound or to which their properties are subject, (iii) suffered any material loss, damage or destruction whether or not covered by insurance, (iv) made any change in the accounting methods or practices they follow, whether for general financial or tax purposes, (v) incurred any liabilities (other than in the ordinary course of business) none of which individually or in the aggregate, are material, (vi) incurred, created or suffered to exist any Encumbrances on the Purchased Assets, (vii) made any plan, agreement or arrangement granting any preferential rights to purchase or acquire any of the Purchased Assets or requiring consent of any party to the transfer of the Purchased Assets or assignment of the accounts to be assumed by the Purchaser (as detailed on Schedule 3.19), (viii) breached or violated any law, statute, rule or regulation applicable to the Sellers or the Business in any material respect, (ix) suffered any material adverse change in the financial position or results of operations of the Business, (x) declared or paid any dividend or distribution on their capital stock, or repurchased or otherwise acquired any shares of their capital stock or any option, warrant, right, call or commitment relating to their capital stock or any outstanding securities or obligations convertible into or exchangeable for any shares of their capital stock, (xi) increased the compensation payable or to become payable to any of their officers or employees or increased any bonus, severance, accrued vacation, insurance, pension or other employee benefit plan, payment or arrangement made by any of them for or with any such officers or employees, (xii) suffered any labor dispute, strike or other work stoppage, (xiii) amended any of their Articles of Incorporation or by-laws or taken any action in contemplation of any such amendment or in contemplation of such entity's liquidation or dissolution and, to the Sellers' and the Shareholder's Knowledge, no such action has been taken by the shareholders, directors or officers of any Seller, (xiv) made or entered into any contract or other agreement requiring it to make payments in excess of $50,000 per annum, individually or in the aggregate, other than in the ordinary course of business consistent with past practices, (xv) engaged in any transaction out of the ordinary course of business, or (xvi) entered into any agreement to do any of the foregoing.

          Section 3.12. Governmental Authorizations; Licenses. The Business has been operated in compliance in all material respects with all applicable laws, rules, regulations, codes, ordinances, orders, policies and guidelines of all Governmental Authorities, including but not limited to, those related to: pricing, sales or distribution of products, antitrust, trade regulation, trade practices, sanitation, land use and similar laws. The Sellers have all permits, licenses, approvals, certificates, titles, fuel permits, franchises, operating authorities (including any necessary FAA or ICC operating authorities), state operating licenses or registrations and other interstate or intrastate regulatory licenses and other authorizations, and has made all notifications, registrations, certifications and filings with all Governmental Authorities, necessary or advisable for the operation of the Business as currently conducted by the Sellers, except for those which, individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change. There is no action, case or proceeding pending or, to the Shareholder's or the Sellers' Knowledge threatened by any Governmental Authority with respect to (i) any alleged violation by the Sellers or their Affiliates of any law, rule, regulation, code, ordinance, order, policy or guideline of any Governmental Authority, or (ii) any alleged failure by the Sellers or their Affiliates to have any permit, license, approval, certification or other authorization required in connection with the operation of the Business. No notice of any violation of such laws has been received by the Sellers, any Affiliate of the Sellers or the Shareholder. Schedule 3.12 sets forth a true and complete list of all of the Sellers' permits, licenses, approvals, certificates, registrations and other authorizations relating to the Business (the "Authorizations"). Such Authorizations are in full force and effect and neither the Sellers nor the Shareholder has received notification of the suspension or cancellation of, or the intent to cancel, terminate or not renew, any thereof.

          Section 3.13. Litigation. Except as otherwise set forth in Schedule 3.13, there are no lawsuits, actions, proceedings, claims, orders or investigations by or before any Governmental Authority pending or, to the Shareholder's or the Sellers' Knowledge, threatened against the Sellers, their Affiliates or the Shareholder relating to the Business, the Purchased Assets, or seeking to enjoin the transactions contemplated hereby or which could have a material adverse effect on such transactions or on the Purchaser. There are no facts or circumstances Known to the Shareholder or the Sellers that could result in a claim for damages or equitable relief which, if decided adversely, could reasonably be expected to result in a Material Adverse Change, individually or in the aggregate. The litigation listed on Schedule 3.13 is fully covered by insurance. Notwithstanding any listing on Schedule 3.13, the Purchaser is not assuming any litigation or judgments, and the Sellers and the Shareholder will indemnify, defend and hold the Purchaser harmless with respect to all such matters.

          Section 3.14. Undisclosed Liabilities. Other than those reflected in the Financial Statements, there are no material liabilities of the Sellers of any kind or nature whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, other than liabilities incurred in the ordinary course of business and consistent with past practices since the date of the Financial Statements.

          Section 3.15. Taxes. All federal, state, county, local and foreign tax returns and reports of the Sellers required to be filed which relate to or affect the Business or the Purchased Assets have been duly and timely filed (except where extensions permitted by law or regulation have been duly requested). There are no examinations in progress or claims against the Seller for federal, state, local and other taxes (including penalties and interest) for any period or periods and no notice of any claim for taxes, whether pending or threatened has been received. All federal, state, county, local, foreign and any other taxes (including all income, withholding and employment taxes as well as interest and penalties thereon) owed by Sellers that were due and payable before the Closing Date. There are no tax liens on any of the Purchased Assets.

          Section 3.16. Insurance. At all times prior to the execution of this Agreement, the Sellers have maintained appropriate and adequate insurance policies covering the Purchased Assets and all aspects of the Business. Such insurance policies are currently in full force and have remained in full force and effect through the Closing. Schedule 3.16 lists all insurance policies in effect with respect to the Sellers or the Business during the past three (3) years, showing, as to each policy or binder, the carrier, policy number, coverage limits, expiration dates, annual premiums, deductibles or retention levels and a general description of the type of coverage provided.

          Section 3.17.  Environmental Matters.  Except as set forth on Schedule
3.17 or as would not cause a Material Adverse Change, (i)the Business is being and has been conducted in compliance with all Environmental Laws, (ii) the
Business has, and at all times has had, all permits, licenses and other approvals and authorizations required under applicable Environmental Laws for the operation of the Business, (iii) neither the Sellers nor the Shareholder has received any notice from any Governmental Authority that the Sellers or any of its Affiliates may be a potentially responsible party in connection with any waste disposal site or facility used, directly or indirectly, by or otherwise related to the Business, (iv) no reports have been filed, or have been required to be filed, by the Sellers or the Shareholder, concerning the release of any Regulated Substance or the violation of any applicable Environmental Law, on or at the properties used in the Business, (v) there have been no environmental investigations, studies, audits, tests, reviews, or other analyses conducted by or which are in the possession of the Sellers or any Affiliate of the Sellers relating to the Business, true and complete copies of which have not been delivered to the Purchaser and CDL prior to the date hereof, (vi) no Regulated Substance has been disposed of, discharged, transferred, released or transported from the Sellers' business premises, other than as permitted under, or in compliance with, applicable Environmental Law pursuant to appropriate regulations, permits or authorizations, and (vii) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or other proceedings pending or, to Sellers' Knowledge, threatened against the Business or the Sellers or any Affiliate of the Sellers with respect to the Business or the Purchased Assets relating to any violations, or alleged violations, of any Environmental Law, and neither the Sellers, any Affiliate of the Sellers nor the Shareholder has received any notices, demand letters or requests for information, arising out of, in connection with, or resulting from, a violation, or alleged violation, of any Environmental Law, and neither the Sellers, any Affiliate of the Sellers or the Shareholder has been notified by any Governmental Authority or any other Person that the Business or the Purchased Assets have, or may have, any liability pursuant to any Environmental Law.

          Section 3.18. Proprietary Rights. (a) All of the Seller's Proprietary Rights are listed in Schedule 3.18. Except as disclosed in Schedule 3.18, the Seller owns and possesses all right, title and interest in the Proprietary Rights. Upon consummation of the transactions contemplated hereby, the Purchaser will own all right, title and interest in the Proprietary Rights.

          (b) No claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Rights has been made, is currently pending or, to the Sellers' Knowledge is threatened. The Sellers have not received any notice of, nor is it aware of any fact which indicates a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any of the Proprietary Rights. The Sellers have not infringed, misappropriated or otherwise conflicted with any rights of any third parties, nor is it aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Business as now conducted.

          Section 3.19. Material Customers, Contracts and Commitments.

          (a) Schedule 3.19(a) sets forth a list (the "Customer List") of all customers with whom the Sellers (i) currently do business, (ii) are currently actively pursuing as a prospective customer, or (iii) have done business with since January 1, 1996. The Customer List specifies where the customers' names, addresses, contact persons, telephone and facsimile numbers may be located.

          (b) True and complete copies of all written contracts with customers, including any amendments thereto, have been delivered by the Sellers to the Purchaser and such documents constitute the legal, valid and binding obligation of the Sellers and, to the Sellers' Knowledge, each other party purportedly obligated thereunder. Schedule 3.19(b) lists all of the Sellers' contracts with customers that are to be assumed by the Purchaser.

          (c) Except to the extent set forth in Schedule 3.19(c), no one customer or group of related customers of the Sellers account for more than 5% of the Sellers' aggregate revenues in 1998. Except to the extent set forth on
Schedule 3.19(c), (i) none of the customers listed on Schedule 3.19(c) have canceled or substantially reduced or, to the Knowledge of the Shareholder or the Sellers are currently attempting or threatening to cancel or substantially reduce service and (ii) the Sellers have complied in all material respects with all commitments and obligations pertaining to them and is not in default under any contracts and agreements with them and no notice of default has been received from such customers. Schedule 3.19(c) lists the ten (10) largest customers (in terms of aggregate sales) of the Sellers for the fiscal years ended December 31, 1997 and 1998 and the revenues received from each such customer during fiscal 1997 and 1998.

          (d) Except as disclosed in Schedule 3.19(d), the Sellers are not in, nor have the Sellers or the Shareholder given or received notice of, any default or claimed, purported or alleged default, or facts that, with notice or lapse of time, or both, would constitute a default on the part of any party in the performance of any obligation to be performed under any of its contracts with its customers.

          Section 3.20. Accounts Receivable. Schedule 3.20 sets forth a true and complete listing of all accounts receivable of the Sellers as of March 31, 1999 and an aging schedule reflecting the aggregate amount of all accounts receivable outstanding (i) 30 days or less, (ii) more than 30 days but less than or equal to 60 days, (iii) more than 60 days but less than or equal to 90 days and, (iv) more than 90 days. All of the accounts receivable at March 31, 1999 and at the Closing Date have arisen in the ordinary and regular course of business, represent bona fide transactions with third parties and are not subject to any counterclaims or offsets (except for those for which adequate reserves have been established in accordance with GAAP), and have been billed.

          Section 3.21. Books and Records. The books and records of the Sellers, including financial records and books of account, are complete and accurate and have been maintained in accordance with sound business practices.

          Section 3.22. Brokers. No Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Sellers or the Shareholder in connection with this Agreement or any of the transactions contemplated hereby. The Sellers and the Shareholder have not employed any broker or agent in connection with the transactions contemplated by this Agreement.

          Section 3.23. Net Worth of the Seller. As of March 31, 1999 and the date hereof, each Seller has a positive net worth and is not subject to any bankruptcy or insolvency proceedings. Each Seller has been, and after consummation of this transaction will be, able to satisfy all of its debts in full as they come due.

          Section 3.24. Affiliates. Neither the Sellers nor the Shareholder have any interest in, nor Affiliation with, any entity or person in the air or ground messenger or delivery business or any related business.

          Section 3.25. Year 2000. Except for the Micro Express Courier Dispatch Accounting System, which will be replaced with the Data Track System, to the extent that any functionality of any computer system or software used by the Sellers is dependent upon or interdependent with the use or specification of any calendar date, the Sellers have used commercially reasonable efforts in implementing, and has implemented, a plan pursuant to which any such computer system shall be "Year 2000 Complaint". For purposes of this Section, the term "Year 2000 Compliant" means that neither the performance nor the functionality of such computer systems or software shall be materially affected by dates in, into and between the 20th and 21st centuries. To be deemed "Year 2000 Compliant", such computer systems shall conform in all material respects to the following basic requirements: (i) no value for a current date shall cause any interruption in the operations of the Sellers in which computer systems or software are used; and (ii) any date-based functions shall operate and perform in a consistent manner for dates in, into and between the 20th and 21st centuries and such computer systems and software shall calculate, manipulate and represent dates correctly.

          Section 3.26. Full Disclosure. No representation or warranty made by the Shareholder or the Sellers in this Agreement, any Schedule, or any certificate delivered, or to be delivered, by or on behalf of the Sellers or the Shareholder pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE IV

             Representations and Warranties of the Purchaser and CDL

          The Purchaser and CDL represent and warrant to the Sellers and the Shareholder as follows:

          Section 4.1. Organization. Except as set forth on Schedule 4.1, the Purchaser and CDL are each corporations duly organized, validly existing and in good standing under the laws of the State of Missouri and Delaware, respectively, and have full power and authority, corporate and other, to own their respective properties and assets and to carry on their respective businesses as presently conducted except where the failure to be so qualified would not have a material adverse effect on their respective businesses.

          Section 4.2. Authorization. The Purchaser and CDL have full power and authority, corporate and other, to execute and deliver this Agreement, and other documents related hereto, including the Notes and the Employment Agreement, and to perform their respective obligations hereunder, all of which have been duly authorized by all requisite corporate action. This Agreement, has been or, at the time of delivery will be, duly authorized, executed and delivered by the Purchaser and CDL and constitute or, at the time of delivery will constitute, a valid and binding agreement of the Purchaser and CDL, enforceable against the Purchaser and CDL in accordance with its terms.

          Section 4.3. Non-contravention. Neither the execution and delivery of this Agreement nor the performance by the Purchaser or CDL of their respective obligations hereunder will (i) contravene any provision their respective Certificates of Incorporation or By-laws, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any Governmental Authority, in each case to which CDL or the Purchaser is a party or by which either is bound or to which any of their respective assets or properties are subject, or (iii) result in the acceleration of, or permit any Person to accelerate or declare due and payable prior to its stated maturity, any liability of CDL or the Purchaser.

          Section 4.4. No Consents. No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Purchaser and CDL and the delivery to Sellers of the Notes, CDL Stock and Employment Agreement.

          Section 4.5. Brokers. No person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Purchaser or CDL in connection with this Agreement or any of the transactions contemplated hereby.

          Section 4.6. SEC Documents. The SEC Documents adequately and correctly describe the business of CDL as at their respective dates. The SEC Documents comply in all material respects with the requirements of the Securities Exchange Act of 1934 as amended (the "Exchange Act") and the rules and regulations thereunder. The SEC Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CDL included in the SEC Documents fairly present the consolidated financial condition, results of operation and cash flows of CDL as of the respective dates thereof and for the periods referred to therein. The SEC Documents constitute all reports required to be filed by CDL pursuant to Section 13 of the Exchange Act from January 1, 1998 through the Closing Date. Since December 31, 1998, there has been no Material Adverse Change in CDL or the Purchaser or their businesses.

          Section 4.7 CDL Stock. All of the CDL Stock will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free and clear of any claims, liens, pledges, charges, encumbrances, security interests, options, restrictions on transfer (except those pursuant to Sections 5.11 and 5.12), rights of first refusal, pre-emptive or other rights or any other imperfections of title whatsoever.

          Section 4.8 Independent Investigation. Purchase and CDL have each made its own investigation and determination regarding the Sellers and the Business, their nature and valuation, and their purchase thereof. Neither Purchaser nor CDL has relied on any representations, statements or warranties of Sellers, its agents or employee or the Shareholder, except as specifically set forth in this Agreement.

          Section 4.9 Full Disclosure. No representation or warranty made by the CDL or the Purchaser in this Agreement, or any certificate delivered, by or on behalf of CDL or Purchaser pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V

                            Covenants and Agreements

          Section 5.1. Closing Documents. The Shareholder and the Sellers shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered to the Purchaser and CDL, the documents or instruments described in Section 6.1. The Purchaser and CDL shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered, to the Sellers and the Shareholder, the documents or instruments described in Section 6.2.

          Section 5.2. Taxes. (a) The Shareholder or the Sellers shall pay any transfer, sales, purchase, or use tax under the laws of any Governmental Authority arising out of or resulting from the purchase of the Purchased Assets (collectively, "Transfer Taxes"), except that Purchaser shall pay any California state sales tax or use tax on the vehicles being transferred to Purchaser ("Vehicle Transfer Taxes"). The Shareholder or the Sellers shall prepare and file any required tax returns and other required documents with respect to the Vehicle Transfer Taxes (unless where Purchaser is required by law to make the filing) and shall promptly provide the Purchaser and CDL with evidence of the payment of such taxes. The Purchaser shall reimburse the Shareholder or the Sellers, as appropriate, for such Vehicle Transfer Taxes paid within 10 days of receiving proof of a Seller's or Shareholder's payment.

          (b) The Shareholder or the Seller shall (i) prepare and file all tax returns reporting the income of the Sellers attributable to the Purchased Assets or the operation of the Business for all periods ending on or prior to the Closing Date, (ii) prepare and file all income tax returns reporting the income of the Seller arising on the Closing Date from the sale to the Purchaser and CDL of the Purchased Assets, (iii) be responsible for the conduct of all tax examinations relating to the tax returns referred to in (i) and (ii) above, and
(iv) pay all taxes attributable to the Purchased Assets or the operation of the Business due with respect to the tax returns referred to in (i) and (ii) above. The Purchaser and/or CDL shall prepare and file all tax returns reporting the income attributable to the ownership of the Purchased Assets and the operation of the Business for all periods beginning after the Closing and shall be liable for and pay all taxes due in respect of such tax returns.

          (c) All personal property, motor vehicle (including road use) and other ad valorem taxes, if any, and all other taxes, charges or assessments (excluding California sales tax on the sale of the Purchased Assets to the Purchaser) (collectively, "Property Taxes) levied or imposed upon the Purchased Assets by any Governmental Authority, for the taxable year beginning before and ending after the Closing Date shall be apportioned and pro rated on a per diem basis between the Purchaser and the Sellers as of 11:59 p.m. on the Closing Date. The Shareholder shall timely pay or cause to be timely paid all Property Taxes for all taxable periods ending prior to the Closing Date. The Purchaser and CDL shall timely pay all other taxes and assessments against the Purchased Assets for all periods beginning after the Closing Date.

          (d) The Purchaser and CDL on the one hand, and the Shareholder and Sellers on the other, shall, each, at their own expense, cooperate with, and make available to each other such tax data, documents and other information as may be reasonably required in connection with (i) the preparation or filing of any tax return, election, consent or certification, or any claim for refund,
(ii) any determinations of liability for taxes, or (iii) any audit, examination or other proceeding with respect to taxes (collectively, the "Tax Data"). Such cooperation shall include, without limitation, making employees and independent auditors reasonably available on a mutually convenient basis for all reasonable purposes, including, without limitation, to provide explanations and background information and to permit the copying of books, records, schedules, workpapers, notices, revenue agent reports, settlement or closing agreements and other documents containing the Tax Data (the "Tax Documentation"). The Tax Data and the Tax Documentation shall be retained until one year after the expiration of all applicable statutes of limitations (including extensions thereof) provided however, that in the event an audit, examinations, investigations or other proceeding has been instituted prior to the expiration of an applicable statue of limitations, the Tax Data and Tax Documentation relating thereto shall be retained until there is a final determination thereof.

          Section 5.3. Change of Name. Promptly after the Closing, at the Purchaser's request, each Seller shall change its name to a new name bearing no resemblance to its present name and not containing the words Westwind, Fastrak, Logistics, Sierra, Delivery or any variation thereof or name similar thereto. After the Closing, the Sellers shall not use any such name or any name similar thereto or which is reasonably believed by the Purchaser or CDL to be confused with such name or the Business. At or after the Closing, if requested by the Purchaser, the Shareholder shall deliver to the Purchaser a duly adopted and executed Certificate of Amendment to the Sellers' Articles of Incorporation effectuating such name change, in form and substance satisfactory to the Purchaser and CDL, and the Sellers hereby appoint the Purchaser and CDL as its agents to effect the filing of the Certificate of Amendment with the Secretary of State of California at the Purchaser's sole cost and expense. From and after the Closing, the Sellers consent to the use by the Purchaser and CDL of any assumed names, fictitious names, trade names or other similar names of the Sellers, each of which is and shall be included in the Purchased Assets.

          Section 5.4. Non-Competition and Confidentiality Agreement. (a) For a period ending on the later of the date (x) five (5) years after the Closing Date or (y) as to the Shareholder, two (2) years after the date that Shareholder's employment relationship with the Purchaser or any affiliate of the Purchaser terminates, the Shareholder and the Sellers will not directly or indirectly:

               (i) engage in the ground and air courier business or small package delivery business in any of the following geographic regions (with each region being deemed a separate and independent covenant): (A) the counties of Los Angeles, Ventura, Orange, Sacramento, or Fresno in the State of California;
(B) the counties of San Francisco and Alameda in the State of California; (C) the area within 25 miles of any facilities of the Sellers' existing on the date hereof; (D) anywhere in the State of Missouri or (E) anywhere in the State of Kansas (the "Territory");

               (ii) call upon any person who is, at that time, an employee of the Purchaser or CDL (including the subsidiaries of either thereof) for the purpose or with the intent of enticing such employee away from or out of the employ of the Purchaser or CDL;

               (iii) call upon any person or entity (x) which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Purchaser or CDL (including the subsidiaries of either thereof) or (y) which was a customer of the Seller in the 18 month period preceding the Closing, for the purpose of soliciting or selling products or services in direct competition with the Purchaser or CDL anywhere in the United States; or

               (iv) use for its own benefit or divulge or convey to any third party, any Confidential Information (as hereinafter defined) relating to the Business. For purposes of this Agreement, Confidential Information consists of all information, knowledge or data relating to the Business including, without limitation, customer and supplier lists, formulae, trade know-how, processes, secrets, consultant contracts, pricing information, marketing plans, product development plans, business acquisition plans and all other information relating to the operation of the Business not in the public domain or otherwise publicly available. Information which enters the public domain or is publicly available loses its confidential status hereunder so long as the Shareholder or the Sellers do not directly or indirectly cause such information to enter the public domain.

Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Shareholder from acquiring, solely as an investment, not more than three percent (3%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

          (b) The Shareholder and the Sellers acknowledge that the restrictions contained in this Section 5.4 are reasonable and necessary to protect the legitimate interests of the Purchaser and CDL and that any breach by the Shareholder or the Sellers of any provision hereof will result in irreparable injury to the Purchaser and CDL. The Sellers and the Shareholder acknowledge that, in addition to all remedies available at law, the Purchaser and CDL shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, as may be appropriate. Neither the Purchaser nor CDL shall be required to post any bond or other security in connection with any proceeding to enforce this Section 5.4.

          (c) It is specifically agreed that the time periods stated at the beginning of this Section 5.4, during which the agreements and covenants of the Shareholder and the Sellers shall be effective, shall be computed by excluding from such period any time during which either the Shareholder or the Sellers are in violation of any provision of this Section 5.4.

          (d) Each of the covenants in this Section 5.4 shall be construed as an agreement independent of any other provision in this Agreement or any other agreement, and the covenant for each geographic area named in Section 5.4(a)(i) shall each be deemed an independent covenant. The existence of any claim of the Sellers or the Shareholder against the Purchaser or CDL shall not constitute a defense to the enforcement of such covenants; provided, however, that these covenants shall terminate if CDL and the Purchaser fail to make any payment, within the later of 30 days after the date due (notwithstanding any standstill that may be applicable under (b) (iii) of Article One of the Notes) or the resolution of all outstanding disputes, to the Sellers or the Shareholder under the Notes, the Prepayments, the earn out provisions hereof or the Employment Agreement.

          (e) If any court determines that the provisions of this Section 5.4, or any part hereof, is unenforceable because of the duration or geographic scope of such provisions, such court shall reduce the duration or scope of such provisions, as the case may be, so that, as so reduced, such provisions are then enforceable to the maximum extent permitted by applicable law.

          Section 5.5. Best Efforts; Further Assurances. (a) Subject to the terms and conditions herein provided all of the parties to this Agreement, shall use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. The Seller and the Shareholders will take all steps to assure that documents of transfer executed and delivered by the Sellers and the Shareholder are sufficient to convey good and marketable title to the Purchased Assets to the Purchaser, free and clear of all Encumbrances. Each of the parties to this Agreement will use their respective best efforts to obtain consents of all Governmental Authorities and third parties necessary to the consummation of the transactions contemplated by this Agreement. In the event that at any time after Closing any further action is necessary to carry out the purposes of this Agreement, the parties to this Agreement shall take all such action without any further consideration therefor.

          (b) The Sellers and the Shareholder also shall take such actions and deliver such documents as the Purchaser may reasonably request from time to time to perfect the Purchaser's title and ability to use and dispose of the Purchased Assets. In addition, each party to the Agreement shall use its best efforts to provide the other parties with any financial or other information required for SEC disclosure, tax returns or other governmental compliance.

          Section 5.6. Employment Matters.  (a) Except as otherwise set forth in
(b) below, neither the Purchaser nor CDL or any of the subsidiaries of either thereof will have any liability or responsibility as to any employee of the Sellers. Neither CDL nor the Purchaser shall have any obligation to hire any employees of the Sellers, but the Purchaser may offer employment to any employees of the Sellers; provided, that the Sellers shall remain solely responsible for all amounts due to such employees through the Closing Date, except for vacation accrued by such employees after May 1, 1998, for which Purchaser shall be responsible.

          (b) On the Closing Date, the Purchaser and the Shareholder shall enter into an employment agreement in the form attached hereto as Exhibit C (the "Employment Agreement").

          Section 5.7. Audited Financial Statements of the Sellers. All fees and expenses incurred in connection with audits of the financial statements of the Sellers for the fiscal years ended December 31, 1997 and 1998 shall be the sole responsibility of the Sellers and the Shareholder. The Sellers shall use best efforts to provide CDL, by May 10, 1999, a copy of the Sellers' audited balance sheets as of December 31, 1998 and the related audited statements of earnings and cash flows for the period then ended, with notes thereto, audited by the Sellers' Accountants.

          Section 5.8. Access and Information. No investigation by any party to this Agreement made shall modify or otherwise affect any representations and warranties of the Sellers or the Shareholder, which shall survive any such investigation, or the conditions to the respective obligations of any party to this Agreement to consummate the transactions contemplated hereby.

          Section 5.9. Collection of Accounts Receivable by the Purchaser. Notwithstanding the retention of its accounts receivable by the Sellers, on and after the Closing Date, all accounts receivable of the Sellers listed on
Schedule 3.20 shall be collected solely by the Purchaser and the Sellers shall cease all collection efforts. Collections from a customer shall be applied to the oldest outstanding receivable of that customer, as set forth on Schedule 3.20, unless either (x) the customer otherwise directs or (y) the amount of the payment exactly matches the amount of a invoice, in which case the payment shall be applied to the earliest matching invoice or the invoice to which the customer has directed payment, as the case may be. If the Sellers collect any accounts notwithstanding cessation of collection efforts, the Sellers shall notify the Purchaser on the same day as collection is received and cause all funds collected to be applied as if collected by the Purchaser hereunder. The
Purchaser will turn over all collections received with respect to accounts receivable of the Sellers listed on Schedule 3.20 to the Sellers. Turnover of collections of the Sellers' accounts will be made by the Purchaser as soon after collection as practical; provided, however that payment need not be made more than once every month. The Purchaser shall have no liability whatsoever to the Sellers for failure or inability to collect any accounts of the Seller or to pay sums over to the Sellers other than for willful misconduct. The Purchaser shall use commercially reasonable efforts to collect Sellers' accounts receivable, consistent with the efforts it takes to collect its own accounts receivable; provided, however that nothing contained in this Agreement shall require the Purchaser to institute legal proceedings or otherwise incur any out-of-pocket expenses to collect of any of the Sellers' accounts.

          Section 5.10 Securities Law Matters. The Shareholder represents that he, or his purchaser representative, has read, reviewed and understood the information provided pursuant to this Agreement and the other documentation and information furnished by the Purchaser or CDL (including CDL's Form 10-K for the year ended December 31, 1998, its Forms 8-K or 8-KA filed February 22 and

February 26, 1999, its Registration Statement on Form S-4, and its proxy statement for its annual meeting to be held in June, 1999 (the "SEC Documents")) and has had ample opportunity to ask questions of and receive answers from the officers of CDL, concerning CDL, the Note, the CDL Stock and CDL's business. The Purchaser and CDL have provided to the Sellers and the Shareholder an opportunity to obtain any and all additional information necessary for them to verify the accuracy of the information supplied by those individuals. The Registration Statement on Form S-4 and the other SEC Documents were received and reviewed at the time of commencement of negotiations for the transaction.

          Except as set forth in the documents which the Sellers and the Shareholder have reviewed, no representations or warranties have been made to the Sellers and the Shareholder by the Purchaser or CDL concerning CDL, the Note, the CDL Stock or CDL's business. In entering into this transaction, neither the Sellers nor the Shareholder is relying upon any information not contained in the SEC Documents, other than the results of their own independent investigation.

          Section 5.11 Restrictions on Transfer. (a) The Shareholder acknowledges that he has been advised that he might be considered to be an "affiliate" of the Company for purposes of Rule 145 ("Rule 145") of the General Rules and Regulations (the "Rules and Regulations") of the SEC under the Securities Act. The Shareholder represents and warrants to, and agrees with, the Purchaser and CDL that:

               (i) The Shareholder shall not make any sale, transfer or other disposition of CDL Stock in violation of the Securities Act or the Rules and Regulations promulgated thereunder.

               (ii) The Shareholder has been advised that the offering, sale and delivery of the CDL Stock to him pursuant hereto has been registered under the Securities Act on a Registration Statement on Form S-4. The Shareholder has also been advised, however, that since he may be deemed to be an "affiliate" of the Company as of the date hereof, any public offering or sale by him of any of the CDL Stock will, under current law, require either (i) the further registration under the Securities Act of the CDL Stock to be offered and sold, (ii) compliance with Rule 145, or (iii) the availability of another exemption from such registration under the Securities Act.

               (iii) The Shareholder has read the provisions of this Agreement, including the provisions of this Section 5.11, and has discussed their requirements and other applicable limitations upon his ability to sell, transfer or otherwise dispose of the CDL Stock, to the extent the Shareholder felt necessary, with his counsel.

               (iv) The Shareholder understands that stop transfer instructions will be given to CDL's transfer agent with respect to the shares of the CDL Stock and that there will be placed on the certificates for the shares of the CDL Stock, or any substitutions therefor, a legend stating in substance:

               "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by the Company of an opinion of counsel acceptable to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act.

               (v) The Shareholder hereby agrees that, for a period of one (1) year following the Closing Date, the Shareholder will obtain an agreement similar to this from each transferee of the CDL Stock sold or otherwise transferred by the Shareholder, but only if such transaction is effected other than in a transaction involving a registered public offering or as a sale pursuant to Rule 145.

          (b) CDL agrees that the restrictions set forth in Section 5.11(a) shall terminate and be of no further force and effect, the legend set forth in
Section 5.11(a)(v) above shall be removed by delivery of substitute certificates without such legend and the related stop transfer restrictions shall be lifted forthwith if (i) any such shares of CDL Stock shall have been registered under the Securities Act for sale, transfer or other disposition by the Shareholder or on the Shareholder's behalf or (ii) any such shares of CDL Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act or (iii) the Shareholder is not at the time an "affiliate" of CDL and has held the CDL Stock for at least one (1) year (or such other period as may be prescribed by the Securities Act and the Rules and Regulations promulgated thereunder) and CDL has filed with the SEC all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve (12) months or (iv) the Shareholder is not and has not been for at least three months an "affiliate" of CDL and has held the CDL Stock for at least two (2) years (or such other period as may be prescribed by the Securities Act and the Rules and Regulations promulgated thereunder) or (v) CDL shall have received a letter from the staff of the SEC, or an opinion of counsel acceptable to CDL, to the effect that the stock transfer restrictions and the legend are not required.

          Section 5.12. Lock-Up of CDL Stock. The Sellers and the Shareholder agree that they shall not offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") the shares of CDL Stock other than as follows: (i) an aggregate of 25% of the shares of the CDL Stock issued hereunder may be transferred immediately following the Closing, and (ii) the remaining 75% of the share of CDL Stock issued hereunder may be transferred at any time to the Shareholder or at any time after the first anniversary of the Closing, subject to applicable law. The foregoing restriction is expressly intended to preclude each Seller and the Shareholder from engaging in any hedging or other transaction which is designed to or reasonably expected to lead or result in a Disposition of the CDL Stock during the periods indicated in the first sentence of this Section 5.12 even if such CDL Stock would be disposed of by someone other than the Sellers. The Sellers and the Shareholder consent to the entry of stop transfer instructions with the transfer agent for CDL against the transfer of the CDL

Stock held by them except in compliance with this Section 5.12. The certificates representing 75% of CDL Stock issued as part of the Purchase Price shall bear an appropriate restrictive legend to effect the foregoing.

          Section 5.13 Purchase of Vans. Fastrak has informed the Purchaser that it has agreed to purchase 15 propane gas vans (1998 Ford E250 vans) at a price of $26,242.22 (including all taxes and license fees). Payment terms for such vans is 25% in cash upon delivery and 75% pursuant to seller financing from Ford Motor Credit in the form of notes and payable over 4 years. Delivery of the vans is expected on or about May 15, 1999. Upon consummation of Fastrak's purchase from Ford, Fastrak agrees to sell, and the Purchaser agrees to purchase, all of such vans, at a price equal to 75% of Fastrak's purchase price, with such purchase price to be equal to Fastrak's obligations under the notes due to Ford Motor Credit. Purchaser agrees to pay all Vehicle Transfer Taxes from its purchase of the vans from Fastrak. In addition, as part of the government program, the Purchaser agrees to sell 15 of its vans to Ford upon delivery of the 15 new vans. Fastrak shall retain any rights it may have to reimbursement for part of the purchase price pursuant to any governmental program.

                                   ARTICLE VI

                             Deliveries at Closing

          Section 6.1. Deliveries by the Shareholder and the Sellers. Simultaneously with the execution of this Agreement, the Shareholder or the Seller, as the case may be, shall have delivered to the Purchaser and CDL all instruments of assignment, transfer and conveyance identified herein and such other closing documents as shall be reasonably requested by the Purchaser and CDL in form and substance acceptable to the Purchaser's counsel, including the following:

               (a) such instruments of sale, transfer, assignment, conveyance and delivery (including all vehicle titles), in form and substance reasonably satisfactory to counsel for the Purchaser and CDL (including without limitation a Bill of Sale and an Assignment and Assumption Agreement), as are required in order to transfer to the Purchaser good and marketable title to the Purchased Assets, free and clear of all Encumbrances;

               (b) a certificate of the Director of Finance of each Seller, dated the Closing Date, as to the incumbency of any officer of the Sellers executing this Agreement or any document related thereto;

               (c) a certified copy of (1) the Articles of Incorporation and By-laws of each Seller and all amendments thereto, (2) a certificate, dated as of no later than 10 days prior to the Closing Date, duly issued by the Secretary of State of the State of California, showing each Seller is in good standing and authorized to do business in such jurisdiction, and (3) the resolutions of each Seller's Board of Directors authorizing the execution, delivery and consummation of this Agreement, the instruments of transfer and the transactions contemplated hereby;

               (d) an opinion of Howard Rice, counsel to the Shareholder and the Sellers, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Purchaser and CDL;

               (e) Assignments of Leases and Landlord consents and Estoppel Certificates from each landlord for any lease being assigned by the Sellers to the Purchaser, all to the Purchaser's reasonable satisfaction;

               (f) the Shareholder shall have entered into the Employment Agreement with the Purchaser; and

               (g) such other documents or instruments as the Purchaser and CDL reasonably request to effect the transactions contemplated hereby.

          6.2 Deliveries by CDL and the Purchaser. Simultaneously with the execution of this Agreement, the Purchaser and CDL shall have delivered to the Shareholder and the Sellers such closing documents as shall be reasonably requested by the Shareholder and the Sellers in form and substance reasonably acceptable to the Shareholder's counsel, including the following:

               (a) the Assignment and Assumption Agreement executed by the Purchaser and dated the Closing Date;

               (b) certificates of the Secretary or Assistant Secretary of the Purchaser and CDL, respectively dated the Closing Date, as to the incumbency of any officer of the Purchaser and CDL executing this Agreement, or any document related thereto;

               (c) a certified copy of (1) the Certificate of Incorporation and By-laws of the Purchaser and all amendments thereto and (2) the resolutions of the Purchaser's Board of Directors and CDL's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

               (d) payment of the Purchase Price as set forth in Section 2.2 including delivery of the Notes and the CDL Stock, both executed by authorized officers of CDL;

               (e)  the  Purchaser   shall  have  entered  into  the  Employment
          Agreement with the Shareholder; and

               (f) an opinion of Purchaser's and CDL's counsel.

                                   ARTICLE VII

           Survival of Representations and Warranties; Indemnification

          Section 7.1. Survival of Representations and Warranties. Except as set forth below, the representations and warranties provided for in this Agreement shall survive the Closing for two (2) years from the Closing Date for the benefit of the parties hereto and their successors and assigns. The representations and warranties provided for in Sections 3.15 [and 3.17] shall survive the Closing and remain in full force and effect for six (6) years. The survival period of each representation or warranty as provided in this Section
7.1 is hereinafter referred to as the "Survival Period."

          Section 7.2. Indemnification. (a) The Shareholder and the Sellers jointly and severally shall indemnify, defend and hold harmless the Purchaser and CDL or any of their respective Affiliates, officers, directors, employees, agents and representatives, and any Person claiming by or through any of them, against and in respect of any and all claims, costs, expenses, damages, liabilities, losses or deficiencies (including, without limitation, reasonable counsel's fees and other costs and expenses incident to any suit, action or proceeding) (the "Damages") arising out of, resulting from or incurred in connection with (i) any inaccuracy in any representation or the breach of any warranty made by the Sellers or the Shareholder in this Agreement for the applicable Survival Period, (ii) the breach by the Shareholder or the Sellers of any covenant or agreement to be performed by them hereunder, (iii) any liability due to or incurred in favor of the Sellers' employees for periods of their employment with the Sellers, (iv) any liability from or related to the Purchased Assets arising from events occurring before the Closing Date, (v) any tax liability, except Vehicle Transfer Taxes, incurred or accrued through and including the Closing Date, and (vi) any other Excluded Liability.

          (b) The Purchaser and CDL jointly and severally shall indemnify, defend and hold harmless the Shareholder and the Sellers and any of their respective Affiliates, officers, directors, employees, agents and representatives and any Person claiming by or through any of them, against and in respect of any and all Damages arising out of, resulting from or incurred in connection with (i) any inaccuracy in any representation or the breach of any warranty made by the Purchaser or CDL in this Agreement for the applicable Survival Period, (ii) the breach by the Purchaser or CDL of any covenant or agreement to be performed by them hereunder, and (iii) any Assumed Liability,
(iv) any liability from or related to the Purchased Assets arising from events occurring after the Closing Date, and (v) any liability due to CDL's or Purchaser's employees for periods of their employment with CDL or Purchaser.

          (c) Any Person providing indemnification pursuant to the provisions of this Section 7.2 is hereinafter referred to as an "Indemnifying Party" and any Person entitled to be indemnified pursuant to the provisions of this Section 7.2 is hereinafter referred to as an "Indemnified Party."

          Section 7.3. Procedures for Third Party Claims. In the case of any claim for indemnification arising from a claim of a third party (a "Third Party

Claim"), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand which such Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such Third Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party, at the expense of the Indemnifying Party, shall cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such Third Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense; provided, however, that, in the case (i) such Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party, (ii) the Indemnified Party shall have reasonably concluded that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim or (y) the Indemnified Party has one or more defenses not available to the Indemnifying Party or (iii) the Indemnifying Party shall not in fact have employed counsel to assume the defense of such claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

          Section 7.4. Procedures for Inter-Party Claims. In the event that an Indemnified Party determines that it has a claim for Damages against an Indemnifying Party hereunder (other than as a result of a Third Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such claim and any relevant facts and circumstances relating thereto. The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim for Damages. The Indemnified Party and the Indemnifying Party shall negotiate in good faith regarding the resolution of any disputed claims for Damages. Promptly following the final determination of the amount of any Damages claimed by the Indemnified Party, the Indemnifying Party shall pay such Damages to the Indemnified Party by wire transfer or check made payable to the order of the Indemnified Party, without interest. In the event that the Indemnified Party is required to institute legal proceedings in order to recover Damages hereunder, the cost of such proceedings (including costs of investigation and reasonable attorneys' fees and disbursements) shall be allocated among the parties as determined in the sole discretion of the court.

          Section 7.5. Right of Set-Off. The Purchaser and CDL shall have the right to set-off, against any amount which may be owed by the Purchaser or CDL to the Sellers or the Shareholder, including but not limited to the Notes and the Earn out, whether due or unpaid at the time of such set-off, any amount owed to the Purchaser and CDL by the Sellers or the Shareholder pursuant to this Agreement or otherwise. The exercise of such right of set-off by the Purchaser and CDL shall not constitute a breach by the Purchaser or CDL of this Agreement or the agreement underlying such obligation. The Shareholder and the Sellers hereby grant to the Purchaser and CDL a security interest in the Notes to secure all of the indemnification obligations of the Shareholder and the Sellers under this Agreement.

          Section 7.6 Certain Limitations. An Indemnified Party shall not make any claim for indemnification under Section 7.2(a)(i) or 7.2(b)(i) until the aggregate Damages for all such claims exceeds $50,000. The maximum aggregate liability of Shareholder and Sellers on the one hand, and the Purchaser and CDL on the other hand under Section 7.2(a)(i) and 7.2(b)(i), respectively, shall not exceed $4,000,000.


                                  ARTICLE VIII

                                  Miscellaneous

          Section 8.1. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or if mailed, five days after the date of mailing, as follows:

If to the Purchaser or CDL:    380 Allwood Road
                               Clifton, New Jersey  07012
                               Telephone:  (973) 471-1005
                               Facsimile:   (973) 471-5519
                               Attention:  Mark Carlesimo, Esq., General Counsel

With a copy to:   Lowenstein Sandler PC

                               65 Livingston Avenue
                               Roseland, New Jersey  07068
                               Telephone:  (973) 597-2500
                               Facsimile:   (973) 597-2400
                               Attention:  Alan Wovsaniker, Esq.

If to the Seller or
the Shareholder : 300 Bay Street, #26

                               Santa Monica, CA 90405
                               Telephone:  (310) 581-6839
                               Facsimile:   (310) 450-6851
                               Attention:  Steven Keihner

With a copy to:   Howard Rice, et al.

                               3 Embarcadero Center, 7th Floor
                               San Francisco, CA 94111
                               Telephone:   (415) 434-1600
                               Facsimile:   (415) 217-5910
                               Attention: Paul Reiner, Esq.

          Section 8.2. Expenses. Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein.

          Section 8.3. Governing Law; Consent to Jurisdiction This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the United States District Court for the District of New Jersey, located in Essex County, New Jersey, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 8.4. Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. Any party hereto may assign all of their rights under this Agreement to any Affiliate; provided such Affiliate assumes all of the obligations of such party hereunder. No such assignment shall relieve any party hereto of their obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors, assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

          Section  8.5.   Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

          Section 8.6. Titles and Headings. The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 8.7. Entire Agreement. This Agreement, including the Schedules and Exhibits attached thereto, constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

          Section 8.8. Amendment and Modification. This Agreement may only be amended or modified in writing signed by the party against whom enforcement of such amendment or modification is sought.

          Section 8.9. Public Announcement. Except as may be required by law, neither the Sellers or the Shareholder, on the one hand, or the Purchaser or CDL, on the other hand, shall issue any press release or otherwise publicly disclose this Agreement or the transactions contemplated hereby or any dealings between or among the parties in connection with the subject matter hereof without the prior approval of the other. In the event that any such press release or other public disclosure shall be required, the party required to issue such release or other disclosure shall consult in good faith with the other party hereto with respect to the form and substance of such release or other disclosure prior to the public dissemination thereof.

          Section 8.10. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

          Section 8.11. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

          Section 8.12. No Strict Construction. Each of the Purchaser, CDL, the Sellers and the Shareholder acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


LOGISTICS DELIVERY SYSTEMS, INC.                  CONSOLIDATED DELIVERY &
                                                    LOGISTICS, INC.


By:_______________________________                By:_____________________
    Name:  Steven S. Keihner                         Name:
    Title:  President                                Title:

FASTRAK DELIVERY SYSTEMS, INC.                    CLAYTON/NATIONAL COURIER
                                                     SYSTEMS, INC.


                                                  By:__________________________
By:_______________________________                   Name:
    Name:  Steven S. Keihner                         Title:
    Title:  President
                                                  WESTWIND EXPRESS, INC.
SIERRA DELIVERY SERVICES, INC.

                                                  By:___________________________
By:_______________________________                   Name:  Steven S. Keihner
    Name:  Steven S. Keihner                         Title:  President
    Title:  President


__________________________________
Steven S. Keihner